As filed with the Securities and Exchange Commission on July 1, 2009

Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-1166910 (I.R.S. Employer Identification Number)
200 Madison Avenue New York, New York 10016 (212) 381-3500 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Mark D. Fischer, Esq.

Senior Vice President,

General Counsel and Secretary

200 Madison Avenue

New York, New York  10016

(212) 381-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

PHILLIPS-VAN HEUSEN CORPORATION
2006 STOCK INCENTIVE PLAN
(Full title of the plan)
___________

With Copy to:

MARTHA N. STEINMAN, ESQ. DEWEY & LeBOEUF LLP 1301 AVENUE OF THE AMERICAS NEW YORK, NY 10019 (212) 259-8000

___________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒  Accelerated filer □        Non-accelerated filer □        Smaller reporting company □

(do not check if a smaller

reporting company)

___________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	4,472,397	$27.18	$121,559,750	$6,783.03

1.  In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers any additional securities to be offered or issued in connection with a stock split, stock dividend or similar transaction.

2.  Determined on the basis of the average of the high and low sale price of the common stock as reported in the consolidated reporting system on June 24, 2009, solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933.

EXPLANATORY NOTE

Phillips-Van Heusen Corporation (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) its Registration Statement on Form S-8, Registration No. 333-143921, on June 20, 2007 (the “2007 Registration Statement”) pursuant to which it registered 3,991,167 shares of its Common Stock, par value $1.00 per share (the “Common Stock”), to be offered and sold under its 2006 Stock Incentive Plan (the “2006 Plan”).  Pursuant to the 2006 Plan, any shares of Common Stock that were available under a Prior Plan (as defined below) as of the date of its approval by the Registrant’s stockholders or thereafter become available under a Prior Plan because of expirations, cancellations and terminations of outstanding options without exercise, are to be assigned to, and made available for issuance under, the 2006 Plan.  Accordingly, the shares registered pursuant to the 2007 Registration Statement included 991,167 shares of Common Stock that were previously available for grant (i.e., not subject to outstanding awards) under the Registrant’s 1997 Stock Option Plan, 2000 Stock Option Plan and 2003 Stock Option Plan (collectively, the “Prior Plans”) as of June 13, 2006 and shares of Common Stock underlying grants under the Prior Plans that were outstanding on June 13, 2006 but which expired, were terminated or were cancelled between June 13, 2006 and June 18, 2007.  (Such 991,167 shares had been previously registered under Registration Statements on Form S-8 (Registration Nos. 333-109000, 333-29765 and 333-41068) relating to the offer and sale of shares of Common Stock issuable under the Prior Plans and were subject to Post-Effective Amendments thereto filed on June 20, 2007 deregistering such shares thereunder.)

The Registrant filed with the SEC its Registration Statement on Form S-8, Registration No. 333-151966, on June 26, 2008 (the “2008 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 11,387 additional shares of Common Stock to be offered and sold under the 2006 Plan.  These shares represented shares of Common Stock underlying grants under the 2003 Stock Option Plan outstanding on June 13, 2006 that were forfeited between June 19, 2007 and June 18, 2008 and, in accordance with the terms of the 2006 Plan, were assigned to and made available for grant under the 2006 Plan.  (Such 11,387 shares had been previously registered under the Registration Statement on Form S-8, Registration No. 333-109000, relating to the offer and sale of shares of Common Stock issuable under Registrant’s 2003 Stock Option Plan and were subject to a Post-Effective Amendment thereto filed on June 26, 2008 deregistering such shares thereunder.)

This Registration Statement on Form S-8 has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act 4,472,397 additional shares of Common Stock to be offered and sold under the 2006 Plan.  These shares represent 4,400,000 shares of Common Stock that were added to the 2006 Plan as of April 30, 2009 and 72,397 shares of Common Stock described in the following sentence.  The 72,397 shares referred to in the previous sentence represent 1,700 shares of Common Stock underlying grants under the 2000 Stock Option Plan and 70,697 shares of Common Stock underlying grants under the 2003 Stock Option Plan outstanding on June 18, 2008 that expired or were cancelled or forfeited between June 19, 2008 and June 25, 2009 and, in accordance with the terms of the 2006 Plan, are to be assigned to and made available for grant under the 2006 Plan.  (Such shares are being deregistered pursuant to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form S-8, Registration No. 333-41068, relating to the 2000 Stock Option Plan, and Post-Effective Amendment No. 3 to the Registrant’s Registration Statement on Form S-8, Registration No. 333-109000, relating to the 2003 Stock Option Plan, which Post-Effective Amendments are being filed simultaneously with the filing of this Registration Statement.)  Pursuant to General Instruction E to Form S-8, the contents of the 2007 Registration Statement are incorporated into this Registration Statement by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC by the Registrant, are incorporated by reference in this Registration Statement:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 1, 2009 filed April 1, 2009 (SEC File No. 001-07572);

(b)

The Registrant’s Quarterly Report on Form 10-Q for the quarter ended May 3, 2009, filed June 11, 2009 (SEC File No. 001-07572);

(c)

The Registrant’s Current Report on Form 8-K, filed May 5, 2009 (SEC File No. 001-07572);

(d)

The Registrant’s Current Report on Form 8-K, filed July 1, 2009 (SEC File No. 001-07572);

(e)

The information in respect of the Registrant’s Common Stock under the caption “Description of Capital Stock” contained in the Registrant’s Registration Statement on Form S-3 (Registration No. 33-46770) filed on March 27, 1992.

All documents that the Registrant subsequently files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, other than any information it furnishes, rather than files, with the SEC pursuant to certain items of Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit Number	Description of Exhibit
4.1	Specimen of Common Stock certificate (incorporated by reference to Exhibit 4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 1981).
5.1	Opinion of Mark D. Fischer, Esq., General Counsel.
15.1	Letter re Unaudited Interim Financial Information.
23.1	Consent of Mark D. Fischer, Esq., General Counsel (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Phillips-Van Heusen Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on the 1st day of July, 2009.

PHILLIPS-VAN HEUSEN CORPORATION

By: /s/ Emanuel Chirico
Emanuel Chirico
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 1st day of July, 2009.

Signature	Title
/s/ Emanuel Chirico
Emanuel Chirico	Chief Executive Officer; Director (Principal Executive Officer)
/s/ Michael Shaffer
Michael Shaffer	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Bruce Goldstein
Bruce Goldstein	Senior Vice President and Controller (Principal Accounting Officer)
/s/ Mary Baglivo
Mary Baglivo	Director
/s/ Edward H. Cohen
Edward H. Cohen	Director
/s/ Joseph B. Fuller
Joseph B. Fuller	Director
/s/ Margaret L. Jenkins
Margaret L. Jenkins	Director
/s/ Bruce Maggin
Bruce Maggin	Director
/s/ V. James Marino
V. James Marino	Director
/s/ Henry Nasella
Henry Nasella	Director
/s/ Rita M. Rodriguez
Rita M. Rodriguez	Director
/s/ Craig Rydin
Craig Rydin	Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
5.1	Opinion of Mark D. Fischer, Esq., General Counsel.
15.1	Letter re Unaudited Interim Financial Information.
23.2	Consent of Ernst & Young LLP.